EMPLOYMENT AGREEMENT


     This    Employment    Agreement   ("Agreement")   is   dated   as   of
__________________________ , 1996 and is entered into  by  and between _______________, ("Employee") and Portland General Corporation, an Oregon corporation ("PGC"). The term "Employer" as used herein shall include PGC, Portland General Electric Company ("PGE"), and any present or future parent or subsidiary corporation of PGC or PGE or any successor to such corporations. IT IS MUTUALLY AGREED THAT UPON ITS EXECUTION THIS AGREEMENT TERMINATES AND SUPERSEDES THAT CERTAIN CHANGE IN CONTROL SEVERANCE AGREEMENT EXECUTED BY EMPLOYEE AND PGC OR ABOUT NOVEMBER 30, 1994. Employee and Employer hereby agree that Employee will render services to Employer on the following terms and conditions:

 1. EMPLOYMENT. Upon the terms and subject to the conditions contained herein, during the term of this Agreement, Employer hereby agrees to employ Employee to provide full-time services for Employer. During the term hereof, Employee agrees to devote his or her best efforts to the business of Employer, and shall perform his or her duties in a diligent, trustworthy, businesslike manner, all for the purpose of advancing the business of Employer.

 2. DUTIES. The duties of Employee shall be those duties which can reasonably be expected to be performed by a person with the title of Chairman of the Board and President. Except as provided in Paragraph 10 of this Agreement, Employee's duties may, from time to time, be changed or modified at the discretion of the Chief Executive Officer or the Board of Directors of Employer.

 3. SALARY AND BENEFITS. Employer shall, during the term of this Agreement, pay Employee a base salary, which shall initially be the salary in effect on the date of this Agreement. Such salary shall be paid in semimonthly installments less applicable withholding and applicable salary deferrals and reductions. Employer may, in its discretion, periodically increase the base salary and/or grant a bonus or other compensation or benefits to Employee, during the term of this Agreement. Employer may not, however, reduce Employee's base salary during the term of this Agreement. Employee shall be entitled to participate in the employee benefit programs generally available to employees of Employer.

 4. TERM OF AGREEMENT. This Agreement shall be effective beginning on the date of this Agreement and shall continue until either party, in its sole discretion and for any reason, provides written notice of termination to the other party. Such termination will be effective no earlier than the first business day of the 12th month following the notice so that, for example, a notice delivered on September 1, 1996 would terminate this Agreement no earlier than September 1, 1997. Notwithstanding the preceding sentences, and except as otherwise provided in Paragraph 9, this Agreement shall terminate on the Employee's last

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     day of employment  if  the  Employee  voluntarily  terminates  for any reason or is terminated by Employer for a reason described in Paragraph 5.

 5. TERMINATION. During the term of this Agreement, and except as otherwise provided in Paragraph 10 of this Agreement, the parties agree that Employer may terminate the employment of the Employee only for "Cause" or for breach of the provisions of Paragraph 8 or as set forth in Paragraph 9. Cause for termination shall be limited to the following: (1) Employee engages in an act of dishonesty or moral turpitude (including but not limited to conviction of a felony) which materially injures or damages Employer, (2) Employee willfully fails to substantially perform his or her duties hereunder and such willful failure results in demonstrable material injury and damage to
     Employer, (3) it is determined that Employee has misrepresented or concealed a material fact for the purpose of securing employment or this Employment Agreement, or (4) Employee's performance is substantially below the standard of performance which can reasonably be expected from an individual occupying Employee's position or Employee substantially fails to meet performance objectives, including without limitation Guiding Behaviors, which have been previously agreed to between Employee and Employer, such as performance objectives relating to profit.

 6.  REMEDY  FOR  BREACH.    In  the  event  that  Employer  breaches  this
     Agreement by terminating the employment of Employee other than pursuant to Paragraph 5 during the term of this Agreement, and provided that Employee executes a release agreement in the form attached hereto as Exhibit A, Employer agrees to pay to Employee, as liquidated damages and not as a penalty for such breach, a sum of money equal to Employee's monthly base salary multiplied by twenty four (24). Employee agrees that such liquidated damages shall be Employee's sole remedy and relief in the event that Employer breaches this Agreement by terminating the employment of Employee other than pursuant to Paragraph 5. Unless Employer determines in its complete discretion to pay such amount more quickly, liquidated damages owed to Employee shall be paid at the same time and in the same manner as Employee's previous salary had been paid. Notwithstanding the foregoing, Employee shall no longer be treated as employed by Employer. By signing the Agreement Employee agrees that the payments to which Employee may become entitled under this paragraph are in lieu of any other payments to which Employee might be entitled and that Employer's discharge of its obligations under this paragraph shall constitute full satisfaction of any and all claims of any nature whatsoever that Employee might otherwise possess against Employer and its subsidiaries, except (1) such claims as are specifically provided for in the terms of any generally applicable employee benefit or executive compensation plans evidenced by written agreements or (2) any claims for personal injuries (other than claims that are based on or relate to a contention that Employer has wrongfully discharged Employee).

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 7.  SUCCESSORS.    The  rights  and obligations  of  Employer  under  this
     Agreement shall inure to the  benefit of and shall be binding upon the
     successors and assigns of Employer.   PGC  will  require any successor
     (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PGC or PGE to expressly assume and agree to perform this Agreement in the same manner and to the same extent that PGC or PGE would be required to perform it if no such succession had taken place. Failure of PGC or PGE to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from PGC and PGE in the same amount and on the same terms as the Employee would be entitled to hereunder upon a termination of employment in violation of Subparagraph 10(c) following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination of employment. As used in this Agreement, "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal
     or  legal  representatives,  executors,  administrators,   successors,
     heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

 8.  NONCOMPETITION AND CONFIDENTIAL INFORMATION.

     (a) NONCOMPETITION. In the event of the voluntary or involuntary termination of Employee's employment with Employer, Employee agrees that he will not compete with Employer in business opportunities specifically identified during the course of his employment with Employer or Employer transactions which Employer intended to pursue, and will not attempt to disrupt or damage Employer's relationships in any existing contractual relations of Employer, including without limitation, the overt solicitation of other employees of Employer to leave Employer, for a period of two
         (2) years following the termination of his employment.

     (b) CONFIDENTIAL INFORMATION

         (1) As used in this Agreement, the term "Confidential Information" means (1) proprietary information of the Employer, or any other direct or indirect subsidiary of the Employer (hereinafter in this Paragraph 8 collectively referred to as "the Employer"); (2) information marked or designated by the Employer as confidential;

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              (3)  information,  whether or not in written form and whether or not designated as confidential, which is known to Employee as being treated by the Employer as confidential; and (4) information provided to the Employer by third parties which the Employer is obligated to keep confidential. Confidential Information includes, but is not limited to, trade secrets,
              discoveries,   ideas,  designs,   drawings,   specifications,
              techniques, models, data, programs, documentation, processes, know-how, customer lists, marketing plans, and financial and
              technical  information.    Confidential   Information   shall
              include all such information coming to the knowledge of Employee prior to as well as subsequent to the execution of this Agreement.

         (2) Employee hereby acknowledges that all Confidential Information is and shall continue to be the exclusive property of the Employer whether or not prepared in whole or in part by Employee and whether or not disclosed or entrusted to Employee in connection with Employee's work for the Employer.

         (3) Employee acknowledges that in the course of performing his duties for the Employer that Employee has and will have access to Confidential Information, the ownership and confidential status of which is highly important to the Employer. Employee agrees, in addition to the specific covenants contained in this Agreement, to comply with all Employer policies and procedures for the protection of Confidential Information.

         (4) Employee acknowledges that any disclosure of Confidential Information will cause substantial harm to the Employer.

         (5) Employee agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any third person without the express written consent of the Employer. "Third person" includes, but is not limited to, independent contractors performing services for the Employer, unless Employee is informed to the contrary in writing.

         (6) Employee agrees to communicate to the Employer all information, negotiations, and communications coming to the knowledge of Employee which if known to the Employer would confer a competitive advantage to the Employer, and further that upon its receipt by Employee, such information shall be regarded as Confidential Information within the terms of this Agreement.

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         (7)  Employee agrees not to copy, transmit, reproduce,  summarize, quote, or make any commercial or other use whatsoever of the Confidential Information, except as may be necessary to perform Employee's duties for the Employer.

         (8) Employee agrees to exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or inadvertent disclosure, and agrees generally to take all steps necessary to ensure the maintenance of confidentiality.

         (9) This Agreement shall not apply to any information now or hereafter voluntarily released by the Employer to the public, or which otherwise becomes part of the public domain through lawful means.

         (10) Employee agrees that all creative work, including computer programs or models, prepared or originated by Employee for the Employer, or during or within the scope of Employee's employment by the Employer, which may be subject to protection under federal copyright law, constitutes work made for hire, all rights to which are owned by the Employer and, in any event, Employee assigns to the Employer all rights, title and interest, whether by way of copyright or otherwise, in all such work, whether or not subject to protection by copyright laws.

         (11) Upon the retirement, voluntary or involuntary termination of Employee's employment with the Employer, Employee agrees to deliver promptly to the Employer all Confidential Information, in whatever form, that may be in Employee's possession or under Employee's control. Employee also further agrees that upon retirement, voluntary or involuntary termination of Employee's employment, Employee will cooperate with the management of the Employer to achieve a smooth transition and business continuity.

         (12) If Employee is served with any subpoena or other judicial or administrative process calling for production of Confidential Information, Employee shall immediately notify the Employer in order that it may take such action as it deems necessary to protect its interest.


     (c) REMEDIES. Violation of this Paragraph 8 will cause Employee to immediately forfeit his or her right to any payments under Paragraph 6 that have not yet been paid. Notwithstanding anything contained in

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         Paragraph  14,  Employer  shall have the right to file a  suit  to enjoin any action of Employee which would constitute a breach of this Paragraph 8.

 9. ILLNESS, INCAPACITY, OR DEATH. In the event of illness or incapacity of Employee, Employer shall continue Employee's salary for six months and may, at its sole option, continue payment of Employee's salary until he or she is able to return to work. If Employee is unable to work due to illness or incapacity for a period greater than six months, Employer may elect, in its discretion, to immediately terminate this Agreement (notwithstanding the terms of Paragraph 4) and Employee shall be entitled to receive benefits as a disabled employee under applicable Company plans. If Employee should die during the term of this Agreement, Employee's employment shall be treated as terminated and Employer's obligations hereunder shall terminate as of the end of the month in which Employee's death occurs. Employee's death during a payout period under Paragraph 6 of this Agreement shall, however, not be treated the same as a death during employment, i.e., the obligation to make payments under Paragraph 6 shall not terminate as of the end of the month in which death occurs but shall continue, and payments shall be made to Employee's estate.

  10. CHANGE IN CONTROL. Upon a Change in Control of PGC or PGE, as defined herein, Employee and Employer agree that, notwithstanding any provisions to the contrary in this Agreement, the terms and conditions of this Agreement will be modified as follows:

     (a) The term of this Agreement will automatically be extended to the date three (3) years following the date of the Change in Control of PGC or PGE, and shall not be terminable by any notice given by Employer under Paragraph 4, after which this Agreement shall expire.

     (b) During the three (3) year term of this Agreement Employee's duties shall remain defined as set forth in Paragraph 2 of this Agreement, or as otherwise modified pursuant to Paragraph 2 prior to the date of the Change in Control. Following the Change in Control, Employee's duties may not be reduced and the Employer shall no longer have the power to reduce, modify, add to, or take away from the scope of Employee's duties. In addition, Employee shall be entitled to, short and long term incentives and benefits under Employer's incentive and benefits programs which are at least as favorable, in the aggregate, as the most favorable of those provided to Employee under such programs prior to the Change in Control. Any breach of this Subparagraph (b) (which shall be deemed to include the transfer of Employee's job location to a site different from his or her place of employment prior to the Change in Control), as determined by Employee in good faith, may be deemed a material breach of this Agreement, and will entitle Employee, at his or her election, to terminate this Agreement and receive damages pursuant to Subparagraphs

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         10(c)  and  10(d)  below,  not pursuant to  Paragraph  6  of  this
         Agreement and with no requirement that Employee execute a release.

     (c) Upon a Change in Control, Paragraphs 5 of this Agreement shall have no further force or effect, and the employment of Employee may be terminated by Employer without causing a breach of the Agreement only if (1) Employee engages in an act of dishonesty or moral turpitude (including but not limited to conviction of a felony) which materially injures or damages Employer or (2) Employee willfully fails to substantially perform his or her duties hereunder and such willful failure results in demonstrable material injury and damage to Employer. The terms of Paragraph 9 shall remain in full force and effect following a Change in Control. If Employee is terminated for a reason other than one listed in the first sentence of this Subparagraph 10(c), Employer shall be treated as having breached this Agreement and Employee shall be entitled to the payment described in Subparagraph (d) below (as damages and not as a penalty for such breach). Such payment shall be paid in a lump sum no later than 10 days following the date of breach and there shall be no excuse for a delay in payment. Employer acknowledges and agrees that Employee shall have no duty to mitigate any damages the Employee may incur by reason of termination under this Agreement and that Employee shall be entitled to receive the payments and benefits provided for in Paragraph 10(d) below regardless of any income which Executive may receive from other sources after any such termination nor shall it be offset against any amount claimed to be owed by the Employee to the Employer.

     (d) The amount Employer agrees to pay Employee under this Paragraph 10 shall be equal to the sum of (1),(2)and (3) below:

         (1) $30,000 plus three times the sum of (A) the amount of Employee's annual base salary in effect immediately prior to Employee's termination of employment and (B) the aggregate of the amounts of Employee's target Annual Cash Incentive award for the year in which Employee's employment terminates under all of Employer's incentive plans or programs in which Employee was then participating;

         (2) the single sum actuarial equivalent of the incremental value of adding three (3) years of age and three (3) years of service to Employee's vested accrued benefits under the Portland General Corporation Supplemental Executive Retirement Plan ("SERP"); and

         (3) upon Employee's election, the single sum actuarial equivalent of the Employee's vested accrued benefit under the SERP reduced by six

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              (6) percent, such election waiving all further benefits under the SERP.

         In addition to such payment, to the extent that Employee or any of Employee's dependent's may be covered under the terms of any medical and dental plans of the Company for active employees immediately prior to the termination, the Employer will provide the Employee and those dependents with equivalent coverages for a period not to exceed thirty-six (36) months from the termination. The coverages may be procured directly by the Employer apart from, and outside of the terms of the plans themselves, provided that the Employee and the Employee's dependents comply with all of the conditions of the medical or dental plans. In consideration for these benefits, the Employee must make contributions equal to those required from time to time from employees for equivalent coverages under the medical or dental plans.

     (e) Following a Change in Control, Employee's base annual salary for the remaining term of this Agreement shall be no less than his or her base salary immediately prior to the date of the Change in Control. Employer may, in its discretion, periodically increase the base salary and/or grant a bonus or other compensation or benefits to Employee, during the term of this Agreement. Employer may not, however, reduce Employee's base salary during the term of this Agreement.

     (f) A  "Change in Control"shall occur  if  during  the  Term  of  this
         Agreement:

         (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than PGC or PGE, any trustee or other fiduciary holding securities under an employee benefit plan of PGC or PGE, or any Employer owned, directly or indirectly, by the stockholders of PGC or PGE in substantially the same proportions as their ownership of stock of PGC or PGE), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGC's or PGE's then outstanding voting securities;

         (ii) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of Portland General Employer ("PGC Board"), and any new director (other than a director designated by a person who has entered into an agreement with PGC to effect a transaction described in clause (a), (c) or (d) of this Paragraph) whose election by the PGC Board

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              or nomination for election by PGC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period or whose election or nomination for election
              was   previously   so  approved,  cease  for  any  reason  to
              constitute at least a majority thereof;

        (iii) The stockholders of PGC or PGE approve a merger or consolidation
              of  PGC or PGE   with any  other corporation, other than (a) a
              merger or consolidation which would result in the voting securities of PGC or PGE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of PGC or PGE or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of PGC or PGE (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of PGC's or PGE's then outstanding securities; or

         (iv) The stockholders of PGC or PGE approve a plan of complete liquidation of PGC or PGE or an agreement for the sale or disposition by PGC or PGE of sixty per cent (60%) or more of PGC's or PGE's assets (including stock of subsidiaries) to a person or entity that is not a subsidiary or parent corporation. For purposes of determining whether a sale or other disposition of sixty percent (60%) of PGE's assets has occurred, only long term assets shall be considered. Assets shall not be considered long term assets if they constitute "regulatory assets," "stranded investments" or abandoned or non-operational projects. Projects in economy shutdown shall be considered long term assets.

     (g) Paragraph 14 shall no longer apply and the following arbitration provisions shall apply:

         (1) If the Employee, in good faith, believes Employer has failed to pay or provide payment of any amounts required to be paid or provided for hereunder at any time, the Employee shall be entitled to consult with independent counsel, and Employer agrees to pay the reasonable fees and expenses of such counsel for the Employee in advising him in connection therewith or in bringing any proceedings, or in defending any proceedings, including any appeal arising from any proceeding, involving the Employee's rights under this Agreement, such right to reimbursement to be immediate upon

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              the presentment  by  the Employee of written billings of such reasonable fees and expenses. The Employee shall be entitled to the prime rate of interest established from time to time at United States National Bank of Oregon or its successor for any payments of such expenses, or any other payments under this Agreement, that are overdue.

         (2) Because it is agreed that time will be of the essence in determining whether any payments are due to Employee under this Agreement following a Change in Control, Employee may, if he or she desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of Employee and Employee may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on Employee and Employee may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration.

         (3) Any claim for arbitration shall be filed in writing with an arbitrator of Employee's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of Employee submitting a list of five potential arbitrators to Employer. Each of the five arbitrators must be either (A) a member of the National Academy of Arbitrators located in the State of Oregon or (B) a retired Oregon Federal District Court, Oregon Supreme Court or Oregon Court of Appeals judge. Within one week after receipt of the list, Employer shall select one of the five arbitrators as the arbitrator for the dispute in question. If Employer fails to select an arbitrator in a timely manner, Employee shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

         (4) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Employee and Employer. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

         (5) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that Employer has breached this Agreement, he or she shall order Employer to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both Employer and Employee agree that no appeal shall be taken by either party from any decision rendered in such action.

         (6) Solely for purposes of determining the allocation of the costs described in this subsection, Employer will be considered the prevailing party in a dispute if the arbitrator determines (A) that Employer has not breached this Agreement and (B) the claim by Employee was not made in good faith. Otherwise, Employee will be considered the prevailing party. In the event that Employer is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by Employer) including stenographic reporter, if employed, shall be paid by Employee. In the event that Employee is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (INCLUDING all attorneys, fees incurred by Employee in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by Employer.

     (h) Paragraph 15 shall be deleted.

     (i) Employer agrees that, if Employee is terminated under circumstances that constitute Employer's breach of this Agreement, Employer will make no statements with regard to Employee which might be interpreted to reflect adversely upon his or her job competency.

     (j) Employee shall be entitled to refuse all or any portion of any payment under this Agreement if he or she determines that receipt of such payment may result in adverse tax consequences to him or her. Employer shall be totally and permanently relieved of any obligation to pay any amount which Employee explicitly so refuses in writing.

 11. CONSULTATION WITH  LEGAL  COUNSEL.    Employee acknowledges that he or
     she has been encouraged to consult with legal counsel before signing this Agreement.

 12. GOVERNING LAW. This Agreement is made and entered into in the State of Oregon, and the laws of Oregon shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

 13. ENTIRE AGREEMENT. This Agreement constitutes the entire, agreement between the parties respecting the employment of Employee, and there are no representations, warranties or commitments, other than those set forth herein. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto. This is an integrated agreement.

 14. ARBITRATION. Except as otherwise provided in Paragraph 8, any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof, or arising out of or relating in any way to the employment of the Employee or the termination thereof, shall be submitted to arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court in the State of Oregon, or in any other court of competent jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited to interpreting this Agreement.

 15. ASSISTANCE IN LITIGATION. Employee shall make himself or herself available, upon the request of Employer, to testify or otherwise assist in litigation, arbitration, or other disputes involving Employer, or any of the directors, officers, employees, subsidiaries,, or parent corporations of either, (1) during the term of this Agreement at no additional cost and (2) at any time following the termination of this Agreement so long as Employee receives a reasonable fee for his or her services plus reimbursement of out-of-pocket expenses.

 16. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or to such other address as the party addressed may have substituted by notice pursuant to this section:

     (a) If to Employer:

         Portland General Corporation
         121 SW Salmon Street
         Portland Oregon 97204
         Attn:  Vice President of Human Resources

     (b)  If to Employee:

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________


 17. CAPTIONS.    The  captions  of   this   Agreement   are  inserted  for
     convenience and do not constitute a part hereof.

 18. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted therefor such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

 19. COUNTERPARTS.    This  Agreement may be executed simultaneously in two
     or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.


 IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above in Portland, Oregon.


 EXECUTED:  ______________________, 19_____.


 Portland General Corporation


 By _______________________________________________________________________



 EXECUTED:  ______________________, 19_____.


 By _______________________________________________________________________
                        [Name of Employee]

                                   EXHIBIT A

                                Form of Release

  In  consideration  of  the  payments being provided to me pursuant to the
       certain       Employment       Agreement dated ____________________,
 I, ___________________________,  hereby  release,  acquit,   and   forever
 discharge, and covenant not to sue or pursue, either individually or as part of a class, any claim as described below, against Portland General Corporation ("PGC"), Portland General Electric Company ("PGE"), or any of
  their affiliated corporations or divisions, or any of their respective past, present, and future directors, officers, employees, agents, contractors, and insurers, and their successors, individually or collectively, any person who might be entitled to claim indemnity from any of the aforementioned under contract or law, or any and all other persons or entities who might be claimed to be liable for actions of any of the aforementioned entities.

 This release and covenant not to sue is intended to apply to any and all claims and liabilities of every nature and kind in any way related to or arising out of my employment with PGC or PGE, or which might be asserted under local, state, or federal authorities, including but not limited to claims for additional compensation, benefits, reinstatement, reemployment, injunctive relief, reasonable accommodation, damages of any nature, penalties, or attorneys' fees, including but not limited to any and all claims based upon the Oregon statutes dealing with employment matters (ORS
  652, 653, and 659), Title VII of the Civil Rights Act of 1964; the Fair Labor Standards Act; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Civil Rights Act of 1866 and 1871 (42 USC 1981-1988), the Civil Rights Act of 1991; the Employment Retirement Income Security Act ("ERISA"); the
  Rehabilitation Act of 1973; the Vietnam Era Veterans Readjustment Assistance Act of 1974; Uniformed Services Employment and Reemployment
  Rights Act of 1994; the Energy Reorganization Act of 1974; the Americans With Disabilities Act of 1990; the Worker Adjustment and Retraining
  Notification Act; and Executive Order 11246, all as amended, all regulations under such authorities, and any contract (either expressed or implied, oral or written), tort, or other common law theory which might apply.

 I represent that I have not filed any complaints, charges, or lawsuits against PGC, PGE, or any of their affiliated corporations or divisions, either individually or as part of a class, with any governmental agency or court with respect to any matter released herein, and that I will not do so at any time hereafter.

  I am currently unaware of any claim, right, demand, debt, action, obligation, liability, or cause of action that I may have against PGC, PGE, or any of their affiliated corporations or divisions, either individually or as part of a class, which has not been released in this agreement. I expressly agree that this is a full and final release covering all unknown, undisclosed, and unanticipated losses, wrongs, claims, or damages  I may have against the PGC, PGE,  or  any  of  their  affiliated corporations  or divisions, which may have arisen from any act or omission prior to the later of the effective date of this agreement or my termination of employment, arising out of or related to my employment or the termination thereof.

 Notwithstanding anything that may be construed to the contrary in the previous paragraphs, I understand that nothing in this agreement shall be construed to prohibit me from reporting any suspected instance of illegal activity of any nature, any nuclear safety concern, any workplace safety concern, or any public safety concern, to the United States Nuclear Regulatory Commission, the United States Department of Labor, or any other federal or state governmental agency, and shall not be construed to prohibit me from participating in any way in any state or federal administrative, judicial, or legislative proceeding or investigation with respect to any illegal activity of any nature, any nuclear safety concern, any workplace safety concern, or any public safety concern, not constituting the reassertion of claims and matters resolved and terminated by the preceding paragraphs.

  Please write below on the lines  provided:   "I  am  entering  into  this
 Release voluntarily with full understanding of its effect".

 __________________________________________________________________________

 __________________________________________________________________________

 __________________________________________________________________________

 This  agreement  was  first presented to ____________ for consideration on
 ___________.

 WE ADVISE THAT YOU SEEK  THE  ADVICE  OF  A  LAWYER  BEFORE  SIGNING  THIS
  AGREEMENT.   YOU  HAVE  FORTY-FIVE  (45)  DAYS TO CONSIDER THIS AGREEMENT
 BEFORE SIGNING.

 You have seven (7) days to revoke following execution of this agreement. The agreement will not be effective or enforceable until seven (7) days have expired from the day you sign it.


 PORTLAND GENERAL CORPORATION       EMPLOYEE

 By: ___________________________    _______________________________________


 Date:  ________________________    Date:  ________________________________